UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 14, 2011

EXPEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other Jurisdiction of Incorporation)

000-51447	20-2705720
(Commission File Number)	(IRS. Employer Identification No.)

333 108th Avenue NE, Bellevue, WA	98004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 679-7200

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On November 14, 2011, Expedia, Inc. (the “Company”) received a notice regarding an expected blackout period under the Expedia Retirement Savings Plan (the “Plan”) as a result of the Company’s anticipated reverse stock split and spin-off transaction.

In accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, on November 18, 2011, the Company sent a notice to its directors and executive officers informing them of a temporary suspension of transactions by directors and executive officers involving Company equity securities during the blackout period. The notice stated that the blackout period is expected to begin during the calendar week of December 11, 2011 and end during the calendar week of December 18, 2011. A copy of the notice is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.04.

Item 9.01	Financial Statements and Exhibits

99.1	Notice of Expected Imposition of Blackout Period Relating to Expedia Stock to Directors and Executive Officers of Expedia, Inc., dated November 18, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Expedia, Inc.

Date: November 18, 2011	By:	/s/ Mark D. Okerstrom
Mark D. Okerstrom
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

99.1	Notice of Expected Imposition of Blackout Period to Directors and Executive Officers of Expedia, Inc., dated November 18, 2011